Exhibit 99.1


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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Davidco Investments, on behalf of itself and all others    :
similarly situated,
                                                           :
                           Plaintiff,                            C.A. No.
                                                           :
                  - against -
                                                           :
William J. Fox, Joseph Nusim, Robert N. Friedman, Robert
Glass, Carol Gigli-Greer, Cory Lipoff, Erwin A. Marks      :
and Loehmann's Holdings Inc.
                                                           :
                           Defendants.
                                                           :

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                       SHAREHOLDERS CLASS ACTION COMPLAINT

         Plaintiff, as and for its class action complaint, alleges upon personal knowledge as to itself and its own acts, and upon information and belief as to all other matters, as follows:

                              NATURE OF THE ACTION

1. This is a stockholder class action brought by plaintiff on behalf of the public shareholders of Loehmann's Holdings Inc. ("Loehmann's" or the "Company") common stock against Loehmann's and its directors for injunctive and other relief arising from Loehmann's agreement to be acquired by Crescent Capital Investments, Inc. ("Crescent") at an inadequate consideration.

                                     PARTIES

2. Plaintiff Davidco Investments has been the beneficial owner of Loehmann's common stock at all relevant times and continues to be the beneficial owner of such shares.

3. Defendant Loehmann's is a Delaware corporation with its principal place of business at 2500 Halsey Street, Bronx, New York 10461. It was founded in 1921 and is a leading national specialty retailer of well known designer and brand name women's fashion apparel, men's furnishings, accessories, and shoes offered at prices that are typically 30% to 65% below department store prices. The Company competes primarily with finer department stores, off-price and discount retailers, and factory outlet malls. In May 1999, the Company filed for bankruptcy in the United States Bankruptcy Court for the District of Delaware. It reemerged from bankruptcy in October 2000. As of January 31, 2004, the Company operated 47 stores in major metropolitan markets located in 17 states and the District of Columbia. As of January 31, 2004, the Company had 1,784 employees, of whom 1,361 were store sales and clerical employees, 259 performed store managerial functions, and 164 were corporate (managerial and clerical) and warehouse (managerial) personnel.

4. Defendant William J. Fox ("Fox") has served as Co-Chairman of the Board and a director of the Company since October 2000.

5. Defendant Joseph Nusim ("Nusim") has served as Co-Chairman of the Board and a director of the Company since October 2000.

6. Defendant Robert N. Friedman ("Friedman") has served as
President, Chief Executive Officer ("CEO") and a director of the Company since October 2000. He also served as Chairman, CEO and a director of the Company's predecessor company, Loehmann's, Inc. from 1992 until 1999.

7. Defendant Robert Glass ("Glass") has served as Chief Operating Officer ("COO"), Chief Financial Officer ("CFO"), Secretary and a director of the company since October 2000. He also served as President, COO, Secretary and a director of the Company's predecessor company, Loehmann's Inc., from April 1998 to October 2000, and as CFO and Treasurer from September 1994 to April 1998.

8. Defendant Carol Gigli-Greer ("Gigli-Greer") has served as a director of the Company since October 2000.

9. Defendant Cory Lipoff ("Lipoff") has served as a director of the Company since October 2000.

10. Defendant Erwin A. Marks ("Marks") has served as a director of the Company since October 2000.

11. The defendants identified in paragraphs 5 through 11 collectively constitute the entirety of Loehmann's board of directors. These seven individuals are hereinafter referred to collectively as the "Individual Defendants."

12. By virtue of their positions as directors, and where applicable, officers of Loehmann's and/or their exercise of control and ownership over the business and corporate affairs of Loehmann's, the Individual Defendants have, and at all relevant times had, the power to control and influence and did control and influence and cause Loehmann's to engage in the acts complained of herein. Each Individual Defendant owed and owes Loehmann's and its shareholders fiduciary obligations and were and are required by law to: (1) use their ability to control and manage Loehmann's in a fair, just and equitable manner; (2) act in furtherance of the best interests of Loehmann's and its shareholders; (3) act to maximize value for all Loehmann's shareholders; (4) govern Loehmann's in such a manner as to heed the expressed views of its public shareholders; (5) refrain from abusing their positions of control; and (6) not to favor their own interests or the interests of Loehmann's largest shareholders at the expense of Loehmann's and its minority shareholders.

                            CLASS ACTION ALLEGATIONS

13. Plaintiff, a shareholder of Loehmann's, brings this action as a class action pursuant to Court of Chancery Rule 23 on behalf of itself and all public common stock holders of Loehmann's. Excluded from the Class are defendants, members of the immediate families of the defendants, their heirs and assigns, and those in privity with them.

14. The members of the Class are so numerous that joinder of all of them would be impracticable. While the exact number of Class members is unknown to plaintiff, and can be ascertained only through appropriate discovery, plaintiff believes there are many thousands of Class members. Loehmann's has over six million shares of common stock outstanding.

15. Plaintiff's claims are typical of the claims of the Class, since plaintiff and the other members of the Class have and will sustain damages arising out of defendants' breaches of their fiduciary duties. Plaintiff does not have any interests that are adverse or antagonistic to those of the Class. Plaintiff will fairly and adequately protect the interests of the Class. Plaintiff is committed to the vigorous prosecution of this action and has retained counsel competent and experienced in this type of litigation.

16. There are questions of law and fact common to the members of the Class including, among others, whether: (a) the defendants have and are breaching their fiduciary duties to the detriment of Loehmann's shareholders; (b) the Class has been damaged and the extent to which members of the Class have sustained damages, and what is the proper measure of those damages.

17. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or would substantially impair or impede their ability to protect their interests.

18. Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                             SUBSTANTIVE ALLEGATIONS

19. On April 23, 2004, the Individual Defendants caused Loehmann's to announce that the Company had agreed to be acquired by Crescent for $177 million in a deal which will take the company private (the "Buyout"). Under the terms of the Buyout, Loehmann's shareholders will receive $23 per share, which is a mere 5.7% premium over Loehmann's closing price of $21.75 on NASDAQ on April 22, 2004.

20. Upon closing of the Buyout, Friedman, Loehmann's current CEO and a director of the Company, and Glass, Loehmann's current COO and a director of the Company, will remain as senior management and will roll over a portion of their existing options. However, the public shareholders' equity interest in Loehmann's will be completely and forever terminated, and they will lose all rights to share in Loehmann's future growth or benefit from the increased value of Loehmann's stock.

21. Since its emergence from Bankruptcy in October 2000, the value of Loehmann's stock has steadily increased, regularly trading between $17.00 and $20.00 in the past six months. Less than a year ago Loehmann's stock was trading as low as $14.00.

22. By approving the Buyout, the Individual Defendants have allowed the price of Loehmann's stock to be capped, thereby depriving plaintiff and the Class of the opportunity to realize any increase in the value of Loehmann's shares. Despite the longterm value of the Loehmann's acquisition for Crescent, Loehmann's shareholders will be receiving an inadequate takeover premium over Loehmann's stock price immediately prior to announcement of the transaction. The substantial benefits which Crescent will enjoy by virtue of the transaction are not being adequately compensated for in the value of the merger.

23. By agreeing to the offer from Crescent, Loehmann's board has initiated a process to sell Loehmann's, which imposes heightened fiduciary responsibilities and requires enhanced scrutiny by the Court. However, information in the public realm does not indicate that the Buyout was the result of a full and fair sale process or active market check.

24. The Individual Defendants have failed to make an informed decision to date as the public record does not indicate that any effort was made to determine Loehmann's value in the market for corporate control.

25. Moreover, the Individual Defendants have agreed that Loehmann's would pay Crescent a termination fee of $4,000,000 if it terminates the Buyout.

26. The Individual Defendants have violated the fiduciary duties they owe to the shareholders of Loehmann's. The terms of the Buyout, its timing, defendants' apparent failure to engage in a fair sale process and invite other bidders or to provide a market check, and their agreement pay a termination fee of $4,000,000, demonstrate an absence of the exercise of due care and of loyalty to Loehmann's public shareholders.

27. The Individual Defendants' fiduciary obligations under the circumstances of the Buyout obligated them to:

     (a) undertake an appropriate evaluation of Loehmann's net worth as a merger/acquisition candidate;

     (b) actively evaluate the Buyout in an attempt to obtain the best value for Loehmann's public shareholders;

     (c) act independently so that the interests of Loehmann's public shareholders will be protected and enhanced; and

     (d) adequately ensure that no conflicts of interest exist between the Individual Defendants' own interests and their fiduciary obligations, and, if such conflicts exist, to ensure that all conflicts are resolved in the best interests of Loehmann's public shareholders.

28. The Individual Defendants have breached their fiduciary duties by reason of the acts and transactions complained of herein.

29. Plaintiff and other members of the class have been and will be damaged in that they have not and will not receive the best available price for their shares of Loehmann's.

30. By reason of the foregoing, plaintiff and each member of the class is suffering irreparable injury and damages.

31. Plaintiff and other members of the class have no adequate remedy at law.

WHEREFORE, plaintiff demands judgment as follows:

1. determining that this action is a proper class action under Court of Chancery Rule 23, and that plaintiff is a proper class representative;

2. declaring that defendants have breached their fiduciary duties to plaintiff and the Class and aided and abetted such breaches;

3.   enjoining the Buyout or, if the Buyout is consummated, rescinding it;

4. awarding plaintiff and the class compensatory and/or rescissory damages as allowed by law;

5. awarding interest, attorney's fees, expert fees and other costs, in an amount to be determined; and

6.   granting such other relief as the Court may find just and proper.

                                    ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.


                                    /s/ Norman M. Monhait
                                    ----------------------------------------
                                    Norman M. Monhait (DSBA No. 1040)
                                    919 Market Street, Suite 1401
                                    Citizens Bank Center
                                    P.O. Box 1070 Wilmington,
                                    Delaware 19899
                                    (302)656-4433

                                    Attorney for Plaintiff


OF COUNSEL:

THE BRUALDI LAW FIRM
29 Broadway, Suite 1515
New York, New York  10006
(212) 952-0602


April 27, 2004